As filed with the Securities and Exchange Commission on June 11, 2010
Registration No. 333-156077

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
ON
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OREON RENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	7350	98-0599151
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

4900 California Ave., Tower B-210
Bakersfield, California 93309
(661) 377-2911
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alvaro Vollmers
President
Oreon Rental Corporation
4900 California Ave., Tower B-210
Bakersfield, California 93309
(661) 377-2911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Lance M. Hardenburg
Hallett & Perrin, P.C.
2001 Bryan Street, Suite 3900
Dallas, Texas 75201
(214) 953-0053

This post-effective amendment de-registers all shares of common stock registered hereunder and remaining unsold as of the date hereof.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

DE-REGISTRATION OF SHARES

This post-effective amendment relates to our Registration Statement on Form S-1 (Registration No. 333-156077) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on December 22, 2008.  The Registration Statement registered the offering of up to 2,000,000 shares of common stock of Oreon Rental Corporation (the “Registrant”), including 510,000 shares that were sold in the offering and are currently outstanding.  The Registrant has terminated the offering contemplated by the Registration Statement.  Accordingly, pursuant to an undertaking made in the Registration Statement, the Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 1,490,000 shares of common stock originally registered by the Registration Statement that still remain unsold in accordance with the plan of distribution contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bakersfield, State of California on June 11, 2010.

OREON RENTAL CORPORATION

By:	/s/ Alvaro Vollmers
Alvaro Vollmers
President

In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Alvaro Vollmers
Alvaro Vollmers, President
Date:  June 11, 2010